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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                           FIRST SHARES BANCORP, INC.
             (Exact name of registrant as specified in its charter)


              INDIANA                                  35-1948962
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)


     996 SOUTH STATE ROAD 135
     GREENWOOD, INDIANA                                46143
          (Address of principal executive offices)             (Zip Code)


Issuer's telephone number:  (317) 882-4790

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        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b)OF THE ACT:

                                      None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / X /

Securities Act registration statement file number to which this form relates:
333-31520

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G)OF THE ACT:

                     Common Stock, $.01 par value per share
                                (Title of class)





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ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The information required by this item is contained under the section entitled "Description of Capital Stock" on pages 49-52 of the Prospectus included in the Registration Statement (the "Registration Statement") of First Shares Bancorp, Inc. on Form SB-2, file no. 333-31520, and such section is incorporated herein by reference.

ITEM 2.   EXHIBITS

    2.1 Articles of Incorporation of First Shares Bancorp, Inc. and amendments, incorporated by reference from Exhibit 3.1 to the Registration Statement.

    2.2    Bylaws of First Shares Bancorp, Inc., incorporated by reference from
           Exhibit 3.2 to the Registration Statement.

      3    Specimen Common Stock Certificate, incorporated by reference from
           Exhibit 4 to the Registration Statement.




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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwood, Indiana, on May 2, 2000.

                                             FIRST SHARES BANCORP, INC.


                                             By: /s/    Jerry R. Engle
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                                                        Jerry R. Engle
                                                        President














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